                                                                     EXHIBIT 3.2

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                              LARSCOM INCORPORATED


         THE UNDERSIGNED, certifies that he is the President and Chief Executive Officer of Larscom Incorporated, a Delaware corporation (the "Corporation"), and does certify as follows:

         The date of filing of the original Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware was June 13, 1989. The original name of the Corporation was "Larse Corporation."

         This Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the applicable provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware (the "GCL").

         The text of the Certificate of Incorporation of the Corporation, as amended and restated, shall read, effective as of 11:00 p.m. Eastern Daylight Time on June 5, 2003 (the "Effective Date"), in its entirety as follows:

         FIRST:   The name of the Corporation is Larscom Incorporated.

         SECOND: The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

         THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the GCL.

         FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is One Hundred Sixteen Million Nine Hundred Thousand (116,900,000), consisting of Five Million (5,000,000) shares of preferred stock with a par value of $0.01 per share (the "Preferred Stock") and One Hundred Eleven Million Nine Hundred Thousand (111,900,000) shares of common stock with a par value of $0.01 per share (the "Common Stock").

         (A) Shares of Preferred Stock of the Corporation may be issued from time to time in one or more classes or series, each of which class or series shall have such distinctive designation or title as shall be fixed by the Board of Directors prior to the issuance of any shares thereof. Each such class or series of Preferred Stock shall have such voting powers (full or limited) or no voting powers, such preferences and relative participating, optional or other special rights, relative ranking and such qualifications, limitations or restrictions, as shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in it, all in accordance with the laws of the State of Delaware.

         (B) Each outstanding share of Common Stock shall entitle the holder thereof to one vote on each matter properly submitted to the stockholders of this Corporation for their vote; provided, however, that except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any certificate of designation filed with respect to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon by law or pursuant to this Certificate of Incorporation (including any certificate of designation filed with respect to any series of Preferred Stock).

         FIFTH: Upon this Amended and Restated Certificate of Incorporation becoming effective pursuant to the GCL (the "Effective Time") to effectuate both a reclassification of the outstanding common stock into one class and to effectuate a one-for-seven reverse stock split, (i) each share of the Corporation's Class A Common Stock, par value par value $0.01 per share ("Class A Common Stock"), issued and outstanding immediately prior to the Effective Time, will be automatically reclassified as and converted into one-seventh of a share of Common Stock and (ii) each share of the Corporation's Class B Common Stock, par value par value $0.01 per share ("Class B Common Stock"), issued and outstanding immediately prior to the Effective Time, will be automatically reclassified as and converted into one-seventh of a share of Common Stock; which shares will be fully paid and nonassessable shares of the Corporation's Common Stock. No fractional shares shall be issued on such stock split; any stockholder otherwise entitled to receive a fractional share, shall receive an amount in cash equal to the value of such fractional share, based on the closing price of the Corporation's Common Stock on the Effective Date. Any stock certificate that, immediately prior to the Effective Time, (i) represented shares of Class A Common Stock will, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent the number of shares of Common Stock as equals the product obtained by multiplying the number of shares of Class A Common Stock represented by such certificate immediately prior to the Effective Time by one-seventh and (ii) represented shares of Class B Common Stock will, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent the number of shares of Common Stock as equals the product obtained by multiplying the number of shares of Class B Common Stock represented by such certificate immediately prior to the Effective Time by one-seventh.

         SIXTH: The incorporator of the Corporation is Susan Blanchard-Bologna.

         SEVENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation. The Board of Directors of the Corporation is authorized to make, alter, amend or repeal the By-Laws of the Corporation by resolution adopted by the affirmative vote of a majority of the whole Board. Stockholders may not make, adopt, alter, amend, change or repeal the By-Laws except, subject to the terms of any outstanding class or series of Preferred Stock, upon the affirmative vote of the holders of the shares of Common

Stock possessing a majority of the votes represented by the outstanding shares of Class A Common Stock and Class B Common Stock voting as a single class entitled to vote at such meeting or to express consent to corporate action in writing without a meeting.

         EIGHTH: No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article EIGHTH shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. If the GCL is amended hereafter to further limit the liability of a director, then the liability of a director of the Corporation shall be further limited to the fullest extent permitted by the GCL, as so amended.

         NINTH: The Corporation shall indemnify each person who is or was or has agreed to become a director or officer of the Corporation, and may, at its option, indemnify any other person who is or was or has agreed to become an employee or agent of the Corporation or who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted by Section 145 of the GCL, as the same may be amended or supplemented, against all expenses and liabilities (including, but not limited to, counsel fees) reasonably incurred by or imposed upon such person in connection with any proceeding to which he or she may be made a party, or in which he or she may become involved, by reason of his or her being or having been a director, officer, employee or agent of the Corporation, or any settlement thereof, whether or not he or she is a director, officer, employee or agent at the time such expenses are incurred or liability incurred, except in such cases where the director, officer, employee or agent is adjudged guilty of willful misfeasance or malfeasance in the performance of his or her duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation. Without limiting the generality or the effect of the foregoing, the Corporation may adopt By-Laws, or enter into one or more agreements with any person, which provide for indemnification greater or different than that provided in this Article NINTH or the GCL and the foregoing right of indemnification shall be in addition to and not exclusive of all other rights to which such director, officer, employee or agent may be entitled.

         The Corporation may purchase insurance on behalf of any person who is a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted by him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power or the obligation to indemnify him or her against such liability under the provisions of this Article NINTH.

         TENTH: The Corporation expressly elects not to be governed by Section 203 of the GCL.

         ELEVENTH: Except as otherwise required by the laws of the State of Delaware, the stockholders and directors shall have the power to hold their meetings and to keep the books, documents and papers of the Corporation outside of the State of Delaware, and the Corporation shall have the power to have one or more offices within or without the State of Delaware, at such places as may from time to time be designated by the By-Laws or by resolution of the stockholders or directors.

         TWELFTH: The election of directors need not be by written ballot unless the By-Laws shall so provide.

         THIRTEENTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of the GCL or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of the GCL, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

                            [signature page attached]

         IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by its duly authorized officer this 4th day of June, 2003.




                                           /s/ Daniel Scharre
                                           -------------------------------------
                                           Daniel Scharre
                                           Chief Executive Officer




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